Exhibit 99.1


  Station Casinos Announces Record First Quarter Results and Declares Dividend

    LAS VEGAS--(BUSINESS WIRE)--May 4, 2006--Station Casinos, Inc. (NYSE: STN - News; "Station" or the "Company") today announced the results of its operations for the first quarter ended March 31, 2006.

    Highlights include:

    -- Record first quarter EBITDA (1) of $132.6 million, an increase of 10% over the prior year's first quarter.

    -- Adjusted for non-recurring items and development expense, diluted earnings per share ("EPS") of $0.78 compared to $0.70 in the prior year's first quarter, an increase of 11%.

    -- Revenues from its Major Las Vegas Operations, including Green Valley Ranch, increased 8% from the prior year's first quarter.

    -- EBITDA margins for its Major Las Vegas Operations, including Green Valley Ranch, increased to 43.2% from 42.9% in the prior year's first quarter.

    -- The successful opening of Red Rock Casino Resort Spa ("Red Rock") on April 18, 2006.

    -- Repurchasing 7.1 million shares of the Company's common stock since the beginning of the year through a combination of open market purchases and an accelerated stock buyback program.

    -- Declaring a quarterly cash dividend of $0.25 per share payable on June 2, 2006 to shareholders of record on May 12, 2006.

    Results of Operations

    The Company's net revenues for the first quarter ended March 31, 2006 were approximately $292.5 million, an increase of 7% compared to the prior year's first quarter. The Company reported EBITDA for the quarter of $132.6 million, an increase of 10% compared to the prior year's first quarter. For the first quarter, Adjusted Earnings (2) applicable to common stock were $51.5 million, or $0.78 per diluted share, an increase of 11% over the prior year's $0.70 per diluted share on a comparable basis. This marks the seventeenth consecutive quarter of year-over-year growth of Adjusted EBITDA, EBITDA margin and EPS.
    During the first quarter, the Company incurred preopening costs related to projects under development of $14.1 million, $0.5 million in costs to terminate certain leases, a $0.8 million gain on the disposition of certain assets and $2.1 million in costs to develop new gaming opportunities, primarily related to Native American gaming. Including these items, the Company reported net income of $41.1 million and diluted earnings applicable to common stock of $0.62 per share.
    The Company's earnings from its Green Valley Ranch joint venture for the first quarter were $13.5 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $30.1 million, an 11% increase compared to the prior year's first quarter. "The results at Green Valley Ranch are very impressive considering we continue to experience significant construction disruption related to the Phase III expansion of that property, as well as new supply in the market," said Lorenzo J. Fertitta, vice chairman and president.

    Las Vegas Market Results

    For the quarter, net revenues from the Major Las Vegas Operations, including Green Valley Ranch, increased to $321.8 million, an 8% increase compared to the prior year's quarter, while EBITDA from those operations increased 9% to $139.1 million. "Revenue growth exceeded our guidance for the quarter as the key metrics in our business remained strong. We look forward to the end of the third quarter when construction disruption at our properties dissipates and the new development starts to ramp up," said Lorenzo Fertitta.
    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $2.39 billion as of March 31, 2006. Total capital expenditures were $271.1 million for the first quarter. Expansion and project capital expenditures included $172.1 million for Red Rock, $17.0 million for the expansion of Santa Fe Station, $10.5 million for the expansion of Fiesta Henderson and $26.9 million for the purchase of land. In addition, during the first quarter the Company purchased approximately 3.9 million shares of its common stock for approximately $264.8 million. As of March 31, 2006, the Company's debt to cash flow ratio as defined in its bank credit facility was 4.9 to 1.

    Dividend

    The Company's Board of Directors has declared a quarterly cash dividend of $0.25 per share. The dividend is payable on June 2, 2006 to shareholders of record on May 12, 2006.

    Stock Repurchases

    Since the beginning of the year, the Company has repurchased 7.1 million shares of its common stock through a combination of open market purchases and an accelerated stock buyback ("ASB") program. Pursuant to the terms of the ASB program, the Company could also receive up to an additional 367,539 shares from a third party based on the volume weighted average price of the stock during the term of such program and the collar provisions setting minimum and maximum prices for the repurchase of such shares. The total cost of the share repurchases completed in 2006 to date is approximately $537 million.

    Fiscal 2006 and 2007 Guidance

    For the second quarter of 2006, the Company expects EBITDA of approximately $131 million to $136 million and EPS of $0.60 to $0.65, excluding development expense and other non-recurring items. The guidance for the second quarter assumes 73 days of operations for Red Rock and approximately $7 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. Including the impact of the construction disruption, the projected revenue growth for the second quarter is 30% to 32%. For the remainder of 2006, the Company expects EBITDA of approximately $135 million to $140 million for the third quarter and $151 million to $156 million for the fourth quarter. The guidance assumes $2 million of construction disruption in the third quarter and none in the fourth quarter. This would result in EPS of $0.53 to $0.59 for the third quarter and $0.66 to $0.71 for the fourth quarter assuming 62 million fully diluted shares outstanding. For the full year 2006, the Company expects EBITDA of approximately $550 million to $565 million, excluding development expense and non-recurring items and Adjusted Earnings applicable to common stock of approximately $2.57 to $2.71, assuming 63 million fully diluted shares. This guidance assumes approximately $16 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. It also assumes the completion of most of the components of the Fiesta Henderson expansion in the third quarter of 2006, the completion of the Santa Fe Station expansion in phases beginning in the third quarter of 2006 through the fourth quarter of 2006 and the completion of the Green Valley Ranch expansion from the fourth quarter of 2006 through early 2007. The full year 2006 guidance assumes revenue growth in the Major Las Vegas Operations (excluding Green Valley Ranch) of 24% to 27% over the prior year and an effective tax rate of 37.2%.
    The Company is reiterating EBITDA guidance for fiscal 2007 of approximately $630 million to $670 million and updating EPS guidance to $2.65 to $3.05. This guidance assumes that Phase II of Red Rock opens in early 2007, and further assumes an effective tax rate of 37.2% and 63 million diluted shares outstanding.

    Conference Call Information

    The Company will host a conference call today, Thursday, May 4, at 12:00 p.m. (Eastern Time) to discuss its first quarter 2006 financial results and provide guidance for the remainder of 2006 and 2007. Those interested in participating in the call should dial (866) 633-6299 or
(706) 679-5908 for international callers, approximately 10 minutes before the call start time. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com (3). A replay of the call will be available from 3:00 p.m. (Eastern Time) on May 4, 2006, until 3:00 p.m. (Eastern Time) on May 12, 2006 at (800) 642-1687. The
reservation number is 7579378.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company and The Greens in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.
    This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and its Registration Statement on Form S-4 File No. 333-133414. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investor Relations" section of the Company's website at www.stationcasinos.com (3).
    Construction projects such as Red Rock and the master-planned expansions of Santa Fe Station, Fiesta Henderson and Green Valley Ranch entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.
    Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.
    (1) EBITDA consists of net income plus income tax provision, interest and other expense, loss on early retirement of debt, gain on asset disposals, preopening expenses, lease terminations, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, loss on early retirement of debt, gain on asset disposals, preopening expenses, lease terminations, depreciation, amortization and development expense, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.
    (2) Adjusted Earnings excludes development expense, preopening expenses, lease terminations, gain on asset disposals and loss on early retirement of debt. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.
    (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the first quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.



                         Station Casinos, Inc.
                 Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                              (unaudited)

                                              March 31,  December 31,
                                                2006         2005
                                             ----------- ------------

Assets:
   Cash and cash equivalents                    $76,512      $85,552
   Receivables, net                              21,680       19,604
   Other current assets                          34,720       34,055
                                             ----------- ------------
      Total current assets                      132,912      139,211
   Property and equipment, net                2,208,709    1,990,584
   Other long-term assets                       850,671      799,248
                                             ----------- ------------
      Total assets                           $3,192,292   $2,929,043
                                             =========== ============


Liabilities and stockholders' equity:
   Current portion of long-term debt               $239         $108
   Other current liabilities                    257,058      228,657
                                             ----------- ------------
      Total current liabilities                 257,297      228,765
   Revolving credit facility                    466,600      330,000
   Senior and senior subordinated notes       1,904,958    1,606,545
   Other debt                                    17,074        9,136
   Interest rate swaps, mark-to-market           (5,186)      (1,461)
   Other long-term liabilities                  151,227      125,244
                                             ----------- ------------
      Total liabilities                       2,791,970    2,298,229
   Stockholders' equity                         400,322      630,814
                                             ----------- ------------
      Total liabilities and stockholders'
       equity                                $3,192,292   $2,929,043
                                             =========== ============




                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Operating revenues:
  Casino                                           $216,223  $204,013
  Food and beverage                                  38,871    36,837
  Room                                               17,021    16,381
  Other                                              13,972    11,183
  Management fees                                    25,900    23,276
                                                   --------- ---------
     Gross revenues                                 311,987   291,690
  Promotional allowances                            (19,517)  (18,230)
                                                   --------- ---------
     Net revenues                                   292,470   273,460
                                                   --------- ---------

Operating costs and expenses:
  Casino                                             74,180    70,728
  Food and beverage                                  26,576    25,242
  Room                                                5,544     5,202
  Other                                               4,583     3,930
  Selling, general and administrative                44,623    43,939
  Corporate                                          16,287    14,192
  Development                                         2,132     2,611
  Depreciation and amortization                      25,664    24,353
  Preopening                                         14,122       617
  Lease terminations                                    500     8,094
  Gain on asset disposals, net                         (843)      (87)
                                                   --------- ---------
                                                    213,368   198,821
                                                   --------- ---------

Operating income                                     79,102    74,639
  Earnings from joint ventures                       11,923    10,690
                                                   --------- ---------
Operating income and earnings from joint ventures    91,025    85,329
                                                   --------- ---------

Other income (expense):
  Interest expense, net                             (23,816)  (18,966)
  Interest and other expense from joint ventures     (1,568)   (1,684)
  Loss on early retirement of debt                        -      (678)
                                                   --------- ---------
                                                    (25,384)  (21,328)
                                                   --------- ---------

Income before income taxes                           65,641    64,001
  Income tax provision                              (24,519)  (23,361)
                                                   --------- ---------
Net income                                          $41,122   $40,640
                                                   ========= =========

Earnings per common share:
     Basic                                            $0.64     $0.60
     Diluted                                          $0.62     $0.59

Weighted average common shares outstanding
     Basic                                           64,104    67,435
     Diluted                                         66,054    69,140

Dividends paid per common share                       $0.25     $0.21




                         Station Casinos, Inc.
                        Summary Information and
                Reconciliation of Net Income to EBITDA
      (amounts in thousands, except occupancy percentage and ADR)
                              (unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                      2006      2005
                                                   --------- ---------
    Major Las Vegas Operations (a):
    -------------------------------
    Net revenues                                   $254,720  $239,362

    Net income                                      $44,468   $40,506
      Income tax provision                           26,341    23,789
      Interest and other expense, net                14,632    13,245
      Depreciation and amortization                  23,901    22,813
      Gain on asset disposals, net                     (254)     (160)
      Preopening expenses                                 -        94
                                                   --------- ---------
    EBITDA                                         $109,088  $100,287
                                                   ========= =========

    Green Valley Ranch (50% owned):
    -------------------------------
    Net revenues                                    $67,094   $57,408

    Net income                                      $17,835   $15,740
      Interest and other expense, net                 6,194     5,527
      Depreciation and amortization                   5,998     5,215
      Loss on asset disposals, net                       23       522
                                                   --------- ---------
    EBITDA                                          $30,050   $27,004
                                                   ========= =========

    Major Las Vegas Operations including Green Valley Ranch:
    --------------------------------------------------------
    Net revenues                                   $321,814  $296,770

    Net income                                      $62,303   $56,246
      Income tax provision                           26,341    23,789
      Interest and other expense, net                20,826    18,772
      Depreciation and amortization                  29,899    28,028
      (Gain) loss on asset disposals, net              (231)      362
      Preopening expenses                                 -        94
                                                   --------- ---------
    EBITDA                                         $139,138  $127,291
                                                   ========= =========

    Total Station Casinos, Inc. (b):
    --------------------------------
    Net income                                      $41,122   $40,640
      Income tax provision                           24,519    23,361
      Interest and other expense, net                25,384    20,650
      Depreciation and amortization                  25,664    24,353
      Lease terminations                                500     8,094
      Development expense                             2,132     2,611
      Preopening expenses                            14,122       617
      Gain on asset disposals, net                     (843)      (87)
      Loss on early retirement of debt                    -       678
                                                   --------- ---------
    EBITDA                                         $132,600  $120,917
                                                   ========= =========

    Occupancy percentage                                 98%       97%
    ADR                                                 $66       $65

(a) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b) Total Station Casinos, Inc. includes the Major Las Vegas
    Operations, Wild Wild West, Wildfire, Magic Star, Gold Rush, the Company's earnings from joint ventures, management fees and corporate expense.




                         Station Casinos, Inc.
               Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
             (amounts in thousands, except per share data)
                              (unaudited)

                                                  Three Months Ended
                                                        March 31,
                                                 ---------------------
                                                   2006         2005
                                                 --------     --------

Adjusted Earnings (a):
Net income                                       $41,122      $40,640
  Development expense                              1,386        1,697
  Preopening expenses                              9,179          401
  Lease terminations                                 325        5,261
  Gain on asset disposals                           (548)         (57)
  Loss on early retirement of debt                     -          441
                                                 --------     --------
Adjusted Earnings                                $51,464      $48,383
                                                 ========     ========

Adjusted basic earnings per common share (a):
Net income                                         $0.64        $0.60
  Development expense                               0.02         0.02
  Preopening expenses                               0.14         0.01
  Lease terminations                                0.01         0.08
  Gain on asset disposals                          (0.01)           -
  Loss on early retirement of debt                     -         0.01
                                                 --------     --------
Adjusted basic earnings per common share           $0.80        $0.72
                                                 ========     ========

Weighted average common shares outstanding -
 basic                                            64,104       67,435


Adjusted diluted earnings per common share (a):
Net income                                         $0.62        $0.59
  Development expense                               0.02         0.02
  Preopening expenses                               0.14         0.01
  Lease terminations                                0.01         0.07
  Gain on asset disposals                          (0.01)           -
  Loss on early retirement of debt                     -         0.01
                                                 --------     --------
Adjusted diluted earnings per common share         $0.78        $0.70
                                                 ========     ========

Weighted average common shares outstanding -
 diluted                                          66,054       69,140

(a) All dollar and per share amounts are shown net of tax.


    CONTACT: Station Casinos, Inc.
             Glenn C. Christenson, 800-544-2411 or 702-367-2484
             Executive Vice President/Chief Financial Officer/ Chief Administrative Officer
                     or
             Thomas M. Friel, 800-544-2411 or 702-495-4210
             Vice President of Finance/Controller
                     or
             Lori B. Nelson, 800-544-2411 or 702-495-4248
             Director of Corporate Communications